Exhibit 10.2
LULULEMON ATHLETICA INC.
NOTICE OF GRANT OF PERFORMANCE SHARES

The Participant has been granted an award of Performance Shares (the "Award") pursuant to the lululemon athletica inc. 2014 Equity Incentive Plan (the "Plan") and the Performance Share Agreement attached hereto (the "Agreement"), as follows:

Participant:	___________________________	Employee ID:	______________________
Grant Date:	___________________________	Grant No.:	______________________
Target Number of Performance Shares:	________________, subject to adjustment as provided by the Agreement.
Maximum Number of Performance Shares:	________________ multiplied by 200%, subject to adjustment as provided by the Agreement.
Performance Period:	Company fiscal years ____, ____ and ____ (beginning ________________ and ending ________________).
Performance Share Vesting Date:
________________, except as provided by the Agreement or a separate written employment or other service agreement between a Participating Company and the Participant. In addition, and not withstanding anything in the Agreement to the contrary, if the Committee has not certified the level of attainment of Performance Measures (as defined in the Agreement) during the Performance Period prior to the date set forth in the preceding sentence, then the "Performance Share Vesting Date" shall be the date on which such certification occurs.

Vested Performance Shares:
Provided that the Participant's Service has not terminated prior to the Performance Share Vesting Date, except as provided by the Agreement or a separate written employment or other service agreement between a Participating Company and the Participant, on the Performance Share Vesting Date the number of Vested Performance Shares (not to exceed the Maximum Number of Performance Shares) shall be determined by multiplying the Target Number of Performance Shares by the sum of (a) the applicable Pre-Tax Operating Income Multiplier for each fiscal year in the Performance Period; and (b) the applicable Net Revenue Multiplier for each fiscal year in the Performance Period (each as defined in the Agreement).

Settlement Date:
Except as otherwise provided in the Agreement or a separate written employment or other service agreement between a Participating Company and the Participant, as soon as practicable on or after the Performance Share Vesting Date (or such other date on which the Award vests pursuant to Sections 5.4 or 8 of the Agreement), but in any event no later than seventy four (74) days following such date.

Recovery Policy:	The Award is subject to the terms and conditions of the Company's Policy for Recovery of Incentive-Based Compensation, as amended from time to time (the "Clawback Policy").

By their signatures below, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan, the Agreement, and the Clawback Policy, all of which are made a part of this document.  The Participant acknowledges receipt of a copy of the Plan, the Agreement, the prospectus for the Plan, and the Clawback Policy represents that the Participant has read and is familiar with the provisions of the Plan and the Agreement, and hereby accepts the Award subject to all of their terms and conditions.

LULULEMON ATHLETICA INC.

By:	__________________
__________________

Address:	1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7

Attachments:	Performance Share Agreement
Policy for Recovery of Incentive-Based Compensation

LULULEMON ATHLETICA INC.
PERFORMANCE SHARE AGREEMENT

lululemon athletica inc. has granted to the Participant named in the Notice of Grant of Performance Shares (the "Grant Notice") to which this Performance Share Agreement (the "Agreement") is attached an Award consisting of Performance Shares subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to Section 10 of the lululemon athletica inc. 2014 Equity Incentive Plan (the "Plan"), as amended to the Grant Date, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan (the "Plan Prospectus") in the form most recently prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Plan, (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.	DEFINITIONS AND CONSTRUCTION.
1.1    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
(a)"Confidential Information" means, for purposes of this Agreement, all information included in the Grant Notice or this Agreement which is not generally or publicly known (other than as a result of unauthorized disclosure by the Participant), including but not limited to the Performance Measures.
(b)"Net Revenue" means the revenue as reported in the Consolidated Statements of Operations of the Company for the applicable fiscal year of the Company.
(c)"Net Revenue Multiplier" means a number determined as follows:

Fiscal _____ Net Revenue Achieved	_____ Net Revenue Multiplier
Less than $_____________	0.00%
$_____________	5.00%
$_____________	10.00%
Equal to or greater than $_____________	20.00%

Fiscal _____ Net Revenue Achieved	_____ Net Revenue Multiplier
Less than $_____________	0.00%
$_____________	5.00%
$_____________	10.00%
Equal to or greater than $_____________	20.00%

Fiscal _____ Net Revenue Achieved	_____ Net Revenue Multiplier
Less than $_____________	0.00%
$_____________	5.00%
$_____________	10.00%
Equal to or greater than $_____________	20.00%
The applicable Net Revenue Multiplier for Net Revenue achieved falling between the amounts set forth in the tables above shall be determined by linear interpolation.
(f)"Performance Measures" means the Company's Pre-Tax Operating Income and Net Revenue as defined in this Agreement.

(g)"Pre-Tax Operating Income" means the earnings before other income and taxes as reported in the Consolidated Statements of Operations of the Company for the applicable fiscal year of the Company.
(h)"Pre-Tax Operating Income Multiplier" means a number determined as follows:

Fiscal _____Pre-Tax Operating Income Achieved	_____ Pre-Tax Operating Income Multiplier
Less than $_____________	0.00%
$_____________	11.67%
$_____________	23.33%
Equal to or greater than $_____________	46.67%

Fiscal _____Pre-Tax Operating Income Achieved	_____ Pre-Tax Operating Income Multiplier
Less than $_____________	0.00%
$_____________	11.67%
$_____________	23.33%
Equal to or greater than $_____________	46.67%

Fiscal _____Pre-Tax Operating Income Achieved	_____ Pre-Tax Operating Income Multiplier
Less than $_____________	0.00%
$_____________	11.67%
$_____________	23.33%
Equal to or greater than $_____________	46.67%
The applicable Pre-Tax Operating Income Multiplier for Pre-Tax Operating Income achieved falling between the amounts set forth in the tables above shall be determined by linear interpolation.
1.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

2.	ADMINISTRATION.
All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any executive officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided such executive officer has apparent authority with respect to such matter, right, obligation, or election. The Company intends that the Award comply with Section 409A (including any amendments or replacements of such section), and the provisions of this Agreement shall be construed and administered in a manner consistent with this intent.

3.	THE AWARD.
3.1    Grant of Performance Shares. On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, a right to receive a number of Performance Shares which shall not exceed the Maximum Number of Performance Shares set forth in the Grant Notice, subject to adjustment as provided in Section 9. The number of Performance Shares, if any, ultimately earned by the Participant, shall be that number of Performance Shares which become Vested Performance Shares. Except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, this Award is subject to the terms set forth herein, and in all respects is subject to the terms and provisions of the Plan applicable to Performance Share Awards, which terms and provisions are incorporated herein by this reference.
3.2    No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Performance Shares or the Stock issued upon settlement of the Performance Shares, the consideration for which shall be past Services actually rendered and/or future Services to be rendered to a Participating Company. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past Services rendered having a value not less than the par value of the Stock issued upon settlement of the Performance Shares.

4.	CERTIFICATION OF THE COMMITTEE.
4.1    Level of Attainment of Performance Measures. As soon as practicable following completion of the Performance Period, the Committee shall certify in writing the level of attainment of the Performance Measures during the Performance Period and the resulting number of Performance Shares which shall become Vested Performance Shares on the Performance Share Vesting Date, subject to the Participant's continued Service until the Performance Share Vesting Date, except as otherwise provided by Section 5. The Company shall promptly notify the Participant of the determination by the Committee.
4.2    Adjustment to Performance Measures for Extraordinary Items. The Committee shall adjust the Performance Measures as it deems appropriate, to exclude the effect (whether positive or negative) of any of the following occurring after the grant of the Award: (a) a change in accounting standards required by generally accepted accounting principles or (b) any extraordinary, unusual or nonrecurring item. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of the Performance Measures in order to prevent the dilution or enlargement of the Participant's rights with respect to the Award.

5.	VESTING OF PERFORMANCE SHARES.
5.1    In General. Except as provided by this Section 5 and Section 8, the Performance Shares shall vest and become Vested Performance Shares as provided in the Grant Notice and certified by the Committee.
5.2    Effect of Leave of Absence. In the event that the Participant takes an approved leave or leaves of absence during the period beginning on the Grant Date and ending on the Performance Share Vesting Date, the Performance Shares shall continue to vest during such leave or leaves of absence. If the Participant fails to return to Service at the end of the approved leave period, then, except to the extent required by applicable law, the Participant's Service shall be treated as having terminated on the last day of such approved leave.
5.3    Termination for Cause or Voluntary Termination other than Retirement. In the event of the termination of the Participant's Service by the Company for Cause or the Participant's voluntary termination of Service other than by reason of Retirement prior to the Performance Share Vesting Date, the Participant shall forfeit and the Company shall automatically reacquire all of the Performance Shares subject to the Award. The Participant shall not be entitled to any payment for such forfeited Performance Shares. For purposes of this Section 5.3 and except as otherwise provided by a separate written agreement between a Participating Company and the Participant, (a) in the event of a Participating Company's termination of the Participant's Service for Cause, the date of termination shall be the date of the Participant's receipt of any notice of termination of Service issued by the applicable Participating Company, (b) in the event of the Participant's voluntary termination of Service other than by reason of Retirement, the date of termination shall be the date of any notice of termination of Service and (c) the Participant will not be considered to be rendering Service to any Participating Company during any statutory, contractual or common law period of notice of termination or any compensation in lieu of such notice to which the Participant may be entitled.
5.4    Termination by Reason of Death. In the event of the termination of the Participant's Service by reason of death prior to the Performance Share Vesting Date, then on the date of such death a number of Performance Shares shall become Vested Performance Shares equal to 100% of the Target Number of Performance Shares.
5.5    Termination by Reason of Disability. In the event of the termination of the Participant's Service by reason of Disability prior to the Performance Share Vesting Date, then on the Performance Share Vesting Date a number of Performance Shares shall become Vested Performance Shares equal to that number of Performance Shares that would have become Vested Performance Shares had no such termination of Service occurred.
5.6     Termination Without Cause.
(a)In the event of the termination by the Company of the Participant's Service for any reason without Cause (other than by reason of death or Disability) more than twelve months before the end of the Performance Period, the Participant shall forfeit and the Company shall automatically reacquire all of the Performance Shares subject to the Award. The Participant shall not be entitled to any payment for such forfeited Performance Shares.
(b)In the event of the termination by the Company of the Participant's Service for any reason without Cause (other than by reason of death or Disability) less than or equal to twelve months before the end of the Performance Period, then on the Performance Share Vesting Date the number of Performance Shares that shall become Vested Performance Shares shall be determined by multiplying (i) that number of Performance Shares that would have become Vested Performance Shares had no such termination occurred by (ii) a percentage equal to the ratio of the number of full months from the beginning of the Performance Period until the end of the Participant's Service during the Performance Period to the number of full months contained in the Performance Period.
(c)For purposes of this Section 5.6 and except as otherwise provided by a separate written agreement between a Participating Company and the Participant, (i) the date of termination of the Participant's Service shall be the date of the Participant's receipt of notice of termination of Service issued by the applicable Participating Company and (ii) the Participant will not be considered to be rendering Service to any Participating Company during any statutory, contractual or common law period of notice of termination or compensation in lieu of such notice to which the Participant may be entitled.
5.7    Termination by Reason of Retirement. In the event of the termination of the Participant's Service by reason of Retirement prior to the Performance Share Vesting Date, then on the Performance Share Vesting Date the number of Performance Shares that shall become Vested Performance Shares shall be determined by multiplying (a) that number of Performance Shares that would have become Vested Performance Shares had no such termination occurred by (b) a percentage equal to the ratio of the number of full months of the Participant's Service during the Performance Period to the number of full months contained in the Performance Period.
5.8    Forfeiture For Violations of Non-Compete and/or Non-Solicitation Agreements. Notwithstanding anything in Sections 5.5, 5.6(b), or 5.7 to the contrary, if, following the Participant's termination of Service, the Participant violates any provision contained in a written service or other agreement applicable to the Participant (or any other written policy of the Participating Company Group of general application) relating to the prohibition of the Participant from engaging in activities which would violate any legally enforceable non-compete or non-solicitation clause or rule prior to the Performance Share Vesting Date, then all of the Performance Shares shall be treated as unvested and forfeited as of the date on which such violation occurs. In addition, effective upon any violation described above, any Performance Shares which have become Vested Performance Shares following the Participant's termination of Service shall be forfeited by the Participant and any Stock retained by such Participant shall be returned to the Company or, if the Participant no longer retains such shares because the Participant has disposed of the shares, then the Participant shall remit the Fair Market Value of the shares on the date the Participant disposed of them.
5.9    Forfeiture of Unvested Performance Shares. Except as otherwise provided by this Section 5 or Section 8, on the Performance Share Vesting Date, the Participant shall forfeit and the Company shall automatically reacquire all Performance Shares subject to the Award which have not become Vested Performance Shares. The Participant shall not be entitled to any payment for such forfeited Performance Shares.

6.	SETTLEMENT OF THE AWARD.
6.1    Issuance of Stock. Subject to the provisions of Section 6.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Performance Share one (1) share of Stock. Shares issued in settlement of Performance Shares shall be subject to any restrictions as may be required pursuant to Section 6.3, Section 7, or the Trading Compliance Policy.

6.2    Beneficial Ownership of Shares of Stock; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares of Stock acquired by the Participant pursuant to the settlement of the Award. Except as otherwise provided by this Section 6.2, a certificate for the shares of Stock as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
6.3    Restrictions on Grant of the Award and Issuance of Stock. The grant of the Award and issuance of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state law or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance of any shares of Stock subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
6.4    Fractional Shares. The Company shall not be required to issue fractional shares of Stock upon the settlement of the Award. Any fractional share resulting from the determination of the number of Vested Performance Shares shall be rounded up to the nearest whole number.

7.	TAX MATTERS.
7.1    In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the Canadian federal, United States federal, provincial, state, local and foreign tax (including any social insurance or social security contributions including Canada Pension Plan) withholding obligations of the Participating Company Group, if any, which arise in connection with the Award or the issuance of shares of Stock in settlement thereof (the aggregate of all such sums, as determined by the Company, referred to herein as the "Withholding Amount"). The Company shall have no obligation to process the settlement of the Award or to deliver shares of Stock until the tax withholding obligations as described in this Section have been satisfied by the Participant. Notwithstanding anything in this Agreement to the contrary, the Participant may satisfy such tax withholding obligations by paying to the Company, in cash, by check or in cash equivalent, an amount equal to the Withholding Amount, in which case the Participant shall be entitled to receive the number of shares of Stock issuable pursuant to Section 6.1.
7.2    Withholding in Shares. Subject to applicable law in the event the Participant has not satisfied the tax withholding obligations described in Section 7.1 in accordance with Section 7.1, the tax withholding obligations shall be satisfied in the following manner:
(a)    the Participant shall dispose of such portion of the Vested Performance Shares that represents rights to receive shares of Stock having a Fair Market Value equal to the minimum statutory Withholding Amount to the Company on the Settlement Date in consideration for cash in an amount equal to the minimum statutory Withholding Amount, and the full amount of such cash shall be withheld by the Company and remitted to the relevant taxing authority to satisfy the minimum statutory tax withholding obligations; and
(b)    the portion of the Vested Performance Shares not disposed of in accordance with Section 7.2(a) shall be settled in accordance with Section 6.1.

8.	CHANGE IN CONTROL.
8.1    Acceleration of Vesting Upon a Change in Control. In the event of the consummation of a Change in Control prior to the Performance Share Vesting Date, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquiror"), may assume or continue the Company's rights and obligations with respect to outstanding Awards or substitute for outstanding Awards substantially equivalent rights with respect to the Acquiror's stock. For purposes of this Section 8.1, an Award shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, for each Performance Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock of the Company on the effective date of the Change in Control was entitled for each Performance Share subject to an Award. In the event that the Acquiror elects not to assume, continue or substitute for the outstanding Awards in connection with a Change in Control, the vesting of 100% of the Target Number of Performance Shares shall be accelerated in full and such Performance Shares shall be deemed Vested Performance Shares effective as of the date of the Change in Control, provided that the Participant's Service has not terminated prior to the Change in Control. In settlement of the Award, the Company shall issue to the Participant one (1) share of Stock for each Vested Performance Share determined in accordance with this Section 8.1. The vesting of Performance Shares and settlement of the Award that was permissible solely by reason of this Section 8.1 shall be conditioned upon the consummation of the Change in Control. Notwithstanding the foregoing, the Committee may, in its discretion, determine that upon a Change in Control, each Award outstanding immediately prior to the Change in Control shall be canceled in exchange for payment with respect to 100% of the Target Number of Performance Shares subject to such Award in (a) cash, (b) stock of the Company or the Acquiror or (c) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of stock in the Change in Control for each such Performance Share (subject to any required tax withholding). Such payment shall be made as soon as practicable following the Change in Control.
8.2    Termination After Change in Control. Notwithstanding anything in this Agreement to the contrary, if the Participant's Service ceases as a result of a Termination After Change in Control (as defined below), the Target Number of Performance Shares shall become Vested Performance Shares and the Award shall be settled promptly following such event.
(a)"Termination After Change in Control" shall mean either of the following events occurring within two (2) years after a Change in Control:
(i)Termination of the Participant's Service with the Participating Company Group or such successor without Cause; or
(ii)The Participant's resignation for Good Reason (as defined below) within ninety (90) days of the Participant first becoming aware of the event constituting Good Reason provided the Participant has provided the Company (or its successor) notice of such condition and the opportunity to cure the event.
Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Participant's Service with the Participating Company Group (or its successor) which (A) is for Cause; (B) is a result of the Participant's death or disability; (C) is a result of the Participant's voluntary termination of such relationship other than for Good Reason; or (D) occurs prior to the effectiveness of a Change in Control.
(b)"Good Reason" shall mean any one or more of the following:
(i)Without the Participant's written consent, a material adverse change in the Participant's duties and responsibilities as compared to the Participant's duties and responsibilities immediately prior to the Change in Control;
(ii)Without the Participant's written consent, the relocation of the Participant's principal place of Service to a location that is more than fifty (50) miles from the Participant's principal place of Service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Participant than such travel requirements existing immediately prior to the date of the Change in Control; or
(iii)Any failure by the Participating Company Group (or its successor) to pay, or any material reduction by the applicable Participating Company (or its successor) of, (A) the Participant's base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other similarly situated persons with responsibilities, organizational level and title comparable to the Participant's), or (B) the Participant's bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Participant).

8.3    Federal Excise Tax Under Section 4999 of the Code.
(a)Excess Parachute Payment. In the event that any acceleration of vesting the Performance Shares and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an "excess parachute payment" under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for by this Agreement in order to avoid such characterization.
(b)Determination by Independent Accountants. To aid the Participant in making any election called for under Section 8.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an "excess parachute payment" to the Participant as described in Section 8.3(a) (an "Event"), the Company shall request a determination in writing by independent public accountants selected by the Company (the "Accountants"). Unless the Company and the Participant otherwise agree in writing, the Accountants shall determine and report to the Company and the Participant within twenty (20) days of the date of the Event the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 8.3(b).

9.	ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.
Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares, appropriate and proportionate adjustments shall be made in the number of Performance Shares subject to the Award and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant's rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." Any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the grant of Performance Shares acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Performance Shares originally acquired hereunder. Any fractional Performance Share or share of Stock resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.	RIGHTS AS A STOCKHOLDER OR EMPLOYEE.
The Participant shall have no rights as a stockholder with respect to any shares of Stock which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, or as otherwise provided by applicable law, the Participant's employment is "at will" and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in Service or interfere in any way with any right of any Participating Company terminate the Participant's Service at any time.

11.	LEGENDS.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

12.	COMPLIANCE WITH SECTION 409A.
It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non compliance. In connection with effecting such compliance with Section 409A, the following shall apply:
12.1    Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant's termination of Service which constitutes a "deferral of compensation" within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the "Section 409A Regulations") shall be paid unless and until the Participant has incurred a "separation from service" within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a "specified employee" within the meaning of the Section 409A Regulations as of the date of the Participant's separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant's separation from service shall be paid to the Participant before the date (the "Delayed Payment Date") which is first day of the seventh month after the date of the Participant's separation from service or, if earlier, the date of the Participant's death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
12.2    Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits which constitute a "deferral of compensation" within the meaning of the Section 409A Regulations in any manner which would not be in compliance with the Section 409A Regulations.
12.3    Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.
12.4    Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

13.	MISCELLANEOUS PROVISIONS.
13.1    Termination or Amendment. The Committee may terminate or amend the Plan at any time. No amendment or addition to this Agreement shall be effective unless in writing and, to the extent such amendment is necessary to comply with applicable law or government regulation (including, but not limited to Section 409A), may be made without the consent of the Participant.

13.2    Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Performance Shares subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.
13.3     Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
13.4    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant's heirs, executors, administrators, successors and assigns.
13.5    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party's signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company's stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 13.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).
13.6    Confidentiality. The Participant shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information. Any Confidential Information now or hereafter acquired by the Participant shall be deemed a valuable, special and unique asset of the Company that is received by the Participant in confidence and as a fiduciary, and the Participant shall remain a fiduciary to the Company with respect to all of such information.
13.7    Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and a Participating Company referring to the Award, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
13.8    Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.
13.9    Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

LULULEMON ATHLETICA INC.
POLICY FOR RECOVERY OF INCENTIVE-BASED COMPENSATION

In the event lululemon athletica inc. (the "Company") determines it must prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the U. S. federal securities laws, the Company will seek to recover, at the direction of the Compensation Committee (the "Committee") of the Board of Directors after it has reviewed the facts and circumstances that led to the requirement for the restatement and the costs and benefits of seeking recovery, the amount of erroneously awarded incentive-based compensation received by a covered officer during the three-year period immediately preceding the date on which the Company is required to prepare the restatement. The Committee will determine in its discretion the amount, if any, the Company will seek to recover from such covered officer. The Company may offset the recovery amount against current or future incentive-based and non-incentive-based compensation and through cancellation of unvested or vested equity awards. In addition, the Committee may, to the extent permitted by law, take other remedial and recovery action, as determined by the Committee. The recovery of erroneously awarded incentive-based compensation under this policy is in addition to any other right or remedy available to the Company.

For purposes of this policy (i) the term "covered officer" means executive officers of the Company as defined under the Securities Exchange Act of 1934, as amended, and such other senior executives as may be determined by the Committee and (ii) the term "erroneously awarded incentive-based compensation" means the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the accounting restatement. This policy extends to individuals who were covered officers on or after adoption of the policy but ceased being a covered officer before a restatement triggering recovery under this policy occurs.

The Committee shall have full and final authority to make all determinations under this policy. The Company shall take such action as it deems necessary or appropriate to implement this Policy, including requiring all covered officers to acknowledge the rights and powers of the Company and the Committee hereunder.

This policy shall be effective as of the date adopted by the Board of Directors as set forth below and shall apply to incentive-based compensation that is approved, awarded or granted on or after that date.

Adopted September 2, 2015
Board of Directors
lululemon athletica inc.